UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrant as specified in its charter)

Israel	001-16174	Not Applicable
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

124 Dvora Hanevi’a Street

Tel Aviv 6944020, Israel

(Address of Principal Executive Offices, including Zip Code)

+972- 3-914-8213

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary Share	TEVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Agreement

On December 10, 2025, Teva Pharmaceutical Industries Limited (the “Company”) obtained the consent of each of the lenders (the “Lenders”) party to its Revolving Facility Agreement (as defined below) to extend the stated maturity date of the commitments and loans thereunder from April 29, 2027 to April 29, 2028, and to amend certain terms of the financial covenants contained in the Revolving Facility Agreement pursuant to the Third Amendment to the Senior Unsecured Sustainability-Linked Revolving Credit Agreement (the “Amendment”).

Pursuant to the Senior Unsecured Sustainability-Linked Revolving Credit Agreement, dated as of April 29, 2022 (the “Revolving Facility Agreement”), between, amongst others, the Company, the Lenders party thereto and Bank of America, N.A., as administrative agent, the Company may request two one-year extensions of the Maturity Date, subject to the satisfaction of certain conditions. The extension referred to above is the second such extension.

The Amendment provides, among other things, that (i) the Company’s maximum permitted leverage ratio for Q4 2025 and thereafter is 4.25x, subject to certain increases if the Company consummates or commences certain material transactions, (ii) if at any time the Company obtains Investment Grade Status (as defined in the Amendment) and no Event of Default has occurred and is continuing under the Revolving Facility Agreement, then the Company and its subsidiaries will not be subject to the maximum leverage ratio or to the minimum interest cover ratio covenants contained in the Revolving Facility Agreement, and (iii) if at any time thereafter, the Company ceases to have such Investment Grade Status or an Event of Default has occurred and is continuing under the Revolving Facility Agreement, the maximum leverage ratio and minimum interest cover ratio covenants contained in the Revolving Facility Agreement will be reinstated and will apply to future testing dates.

The representations, warranties and covenants contained in the Amendment were made only for purposes of such agreement and as of the dates specified therein, were solely for the benefit of the parties thereto and may be subject to qualifications agreed by the contracting parties and standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Third Amendment to the Senior Unsecured Sustainability-Linked Revolving Credit Agreement, dated as of December 10, 2025, between, amongst others, Teva Pharmaceutical Industries Limited, the lenders party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Date: December 11, 2025	By:	/s/ Eli Kalif
Eli Kalif
Executive Vice President, Chief Financial Officer

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